EMPLOYMENT AGREEMENT

                  EMPLOYMENT AGREEMENT (the "Agreement"), dated as of the 1st day of January, 1998, by and between Westbury Alloys, Inc. (the "Company") with offices at 750 Shames Drive, Westbury, New York 11590 and Mandel Sherman ("Sherman") residing at 690 Elm Grove Avenue, Providence, Rhode Island 02906.
                  WHEREAS, Sherman and the Company have agreed that Sherman shall render services to the Company in the capacity of President and Chief Executive Officer pursuant to the terms of this Agreement.
                  NOW THEREFORE, in consideration of the premises and of the mutual agreements herein set forth, the parties hereto have agreed and do hereby mutually agree as follows:
                  1. Employment Term: The term of this Agreement shall commence on the date hereof and shall expire three years thereafter (the "Employment Period") subject to the provisions of Section 5.
                  2. Duties of Executive: Sherman shall serve as President and Chief Executive Officer of the Company and shall be required to perform such duties as may from time to time be required by the Board of Directors of the Company.
                  3.  Compensation:
(a) As compensation for his services hereunder, the Company shall pay Sherman,
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during the Employment Period, a base salary ("Base Salary") payable as follows:
One Hundred Seventy-five Thousand Dollars ($175,000.00) each year.

                  (b)  Sherman  shall also  receive a bonus  equal to 10% of the pre-tax earnings of the Company in each fiscal year during the Employment Period in excess of $500,000, to a maximum in each year equal to the Base Salary, payable within ten (10) days after the completion of the year end audit for each such fiscal year.
                  (c) The  Company may  withhold  from  payments  of  Employee's salary amounts required to be withheld by the Company from time to time from such salary under applicable Federal, State, and local laws and regulations then in effect.
                  (d)  Upon  submission  of  written  statements  and  bills  in accordance with the then regular procedures of the Company, Sherman shall be entitled to reimbursement for reasonable out-of-pocket expenses necessarily incurred in the performance of his duties hereunder, including, but not limited to, reimbursement for travel and car expenses.
                  4.   Employee Benefits:
                  (a)  Sherman   shall  be  included  to  the  extent   eligible
thereunder (at the expense of the Company, if appropriate) in any and all existing plans (and any plans which may be adopted in the future) providing benefits for the Company's employees generally, including, but not limited to, group life and disability insurance, hospitalization, medical, vacation, retirement, stock option plans and any and all similar or comparable benefits.
                  (b) Due to the fact that the  Company's  success is  dependent upon the activities of Sherman, the Company will provide keyman insurance on the life of Mr. Sherman in the amount

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of $1,000,000.00 and Sherman will cooperate in obtaining and maintaining such policy.
                  5.   Termination:
(a) The Company may terminate Sherman's employment hereunder at any time by written notice but only after a decision by the Board of Directors of the Company which is communicated to Sherman in writing thirty (30) days prior to the effective date of termination; provided however, that the Company pays to Sherman a severance payment equal to the aggregate Base Salary otherwise owed to him over the remaining term of the Employment Period.
                  (b) Notwithstanding the provisions of Section 5(a) above, the Company shall not be required to pay the amount owed under such Section if Sherman is terminated "for cause." For purposes of this Agreement "For Cause" shall mean:
   (i)     Deliberate misappropriating any funds or properties of the Company;

   (ii)    Gross mismanagement of the Company;

                  (c) In the event Sherman is not nominated or re-elected to serve as a member of the Board of Directors during the Employment Period, either party may terminate this Agreement and Sherman shall be entitled to continue to receive his Base Salary as set forth in Section 3 above for the remainder of the Employment Period.
                  (d) If, during the term of this Agreement, Sherman personally guarantees any indebtedness of the Company to banks or others, this Agreement cannot be terminated by the Company until such time as Sherman is relieved of all obligations as such guarantor.
                  (e) In the event that Sherman dies or becomes disabled so as not to be able to perform his duties as set forth herein for a period exceeding twelve (12) months, this Agreement

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shall terminate and no further compensation shall be payable to Sherman,  except as may otherwise be provided under any insurance policy, employee benefit plan, or similar instrument; provided however, that during any such period of disability, Sherman shall be entitled to his base salary as provided under
Section 3 for a period not to exceed twelve (12) months.
                  6.   Covenant Not to Compete:
                  (a) Sherman agrees that, commencing the date hereof and continuing until the due date of his final payment of salary due hereunder, he will not, except on behalf of the Company or with the written consent of the Company (i) engage in any business activity in Nassau county, directly or indirectly, on his own behalf or as a partner, stockholder (except by ownership of less than ten percent (10%) of the outstanding stock of a publicly-held corporation), director, trustee, principal, agent, employee, consultant or otherwise of any person, firm or corporation which then is competitive with an activity in which the Company or any parent or subsidiary of the Company is then engaged at the time; (ii) allow the use of his name by or in connection with any business activity in Nassau county which then is principally competitive with any activity in which the Company or any of its parents or subsidiaries is then engaged; or (iii) offer employment to or employ, for himself or on behalf of any then competitor of the Company or any of its parents or subsidiaries, any persons in Nassau county who at any time within the prior 6 months shall have been employed by the Company or any parent or subsidiary of the Company.
                  (b) In the event Sherman is terminated without cause, the term during which Sherman shall not be permitted to engage in the activities described in Section 6(a) above shall commence on the date thereof and continue until the date of final payment of Base Salary due

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hereunder.
                  7. Default - Remedies: In the event of proof of breach by Sherman, the Company shall be entitled to pursue any remedy at law or equity, and shall specifically have the right to terminate any further payments of any kind or nature to be made under this Agreement.
                  8. Confidential Information: Except as otherwise required by law, Sherman shall not disclose or use at any time, except as part of his employment by the Company, either during or subsequent to such employment, any secret or confidential information or knowledge obtained by Sherman while employed by the Company. Without limiting the generality of the foregoing, Sherman shall not disclose or use any information pertaining to the business of the Company or any parent or subsidiary of the Company, including, but not limited to, profit figures, names of or relationships with customers or advertisers, or the terms of any contracts to which it or they may be a party. The obligation imposed by this Section 8 shall survive the expiration or other termination of this Agreement.
                  9. Surrender of Documents: Sherman shall, at the request of the Company, promptly surrender to the Company or its nominee, upon any termination of his employment hereunder, or at any time prior thereto, any document, memorandum, record, letter, specification or other paper in his possession or under his control relating to the operations, business, customers, or affairs of the Company or its affiliates.
                  10. Waiver of Breach: The waiver be either the Company or Sherman of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent

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breach by either the Company or Sherman.
                  11.  Severability:  The invalidity or  unenforceability of any provision of this Agreement, whether in whole or in part, shall not in any way affect the validity or enforceability of any other part of such provision or of any provision herein contained, and any invalid or unenforceable provision or part thereof shall be deemed severable to the extent of any such invalidity or unenforceability. If such invalidity or unenforceability is due to the unreasonableness of the time or geographical area covered by the covenants or restrictions of such provision, such covenants and restrictions shall nevertheless be effective for such period of time and for such area as may be determined to be reasonable by a court of competent jurisdiction.
                  12.  Assignment;  Binding  Effect:  The obligations of Sherman hereunder may not be assigned or delegated without the prior written consent of the Company. The rights and obligations of the parties shall inure to the benefit of, and be binding upon, their respective heirs, personal representatives, successors and assigns.
                  13.      Notices:
                  (a) All notices,  requests,  demands, and other communications hereunder must be in writing and shall be deemed to have been given if delivered by hand or mailed within the continental United States by first class, certified mail, return receipt requested, postage and

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registry fees prepaid, or sent by telecopier (with receipt confirmation), to the applicable party and addressed as follows:
                       (i)     if to the Company:

                               Westbury Alloys, Inc.
                               750 Shames Drive
                               Westbury, New York 11590

                       (ii)    if to Sherman:
                               690 Elm Grove Avenue
                               Providence, Rhode Island 02906

                  (b) Any notice or other  communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof. Any notice or other communication sent by telecopier transmission shall be deemed given at the time of written confirmation of receipt.
                  13. Entire Agreement of the Parties:  This Agreement expresses the entire agreement of the parties, and all promises, representations, understandings, arrangements and prior agreements are merged herein and superseded hereby. No person, other than pursuant to a resolution of the Board, shall have any authority on behalf of the Company to agree to modify or change this Agreement or anything in reference thereto, and any such modification or change must be in writing and signed by both parties hereto.
                  14. Laws  Governing:  This  Agreement has been entered into in the State of New York and shall be construed, interpreted and governed in accordance with the laws of the State of New York without regard to the choice of laws provisions thereof.


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15.  Counterparts:  This Agreement may be executed in one or more  counterparts, each of which shall be deemed an original, but all of which together shall constitute but one document.
         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and Sherman has hereunto set his hand as of the day and year first above written.

                                    Westbury Alloys, Inc.


                                    By:
                                        Name:
                                        Title:




Accepted and Agreed


By:
     Mandel Sherman







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